Exhibit 99.1

Nine Energy Service, Inc. Receives Notice from NYSE Regarding

Continued Listing Requirements

HOUSTON – Nine Energy Service, Inc. (NYSE: NINE) (“Nine” or the “Company”) announced today that it received written notice (the “Notice”) from the New York Stock Exchange (the “NYSE”) on October 21, 2024, that the Company is not in compliance with the continued listing standards set forth in Section 802.01B of the NYSE Listed Company Manual because its average global market capitalization over a consecutive 30 trading-day period and its last reported stockholders’ equity were both below $50 million.

In accordance with NYSE procedures, the Company has 45 days from its receipt of the Notice to submit a business plan to the NYSE demonstrating how it intends to regain compliance with the NYSE’s continued listing standards within 18 months. The Company intends to develop and submit a business plan within 45 days of receipt of the Notice that demonstrates its ability to regain compliance with the NYSE’s continued listing standards within the required timeframe. The Listings Operations Committee of the NYSE (the “Committee”) will then review the business plan for final disposition.

In the event the Committee accepts the plan, the Company will be subject to quarterly review for compliance with the business plan. In the event the Committee does not accept the business plan, the Company will be subject to delisting procedures and suspension by the NYSE.

The Notice has no immediate impact on the listing of the Company’s common stock, which will continue to trade on the NYSE. In addition, the Notice does not affect the Company’s business operations or its SEC reporting requirements and does not conflict with or cause an event of default under any of the Company’s material debt or other agreements.

About Nine Energy Service

Nine Energy Service is an oilfield services company that offers completion solutions within North America and abroad. The Company brings years of experience with a deep commitment to serving clients with smarter, customized solutions and world-class resources that drive efficiencies. Serving the global oil and gas industry, Nine continues to differentiate itself through superior service quality, wellsite execution and cutting-edge technology. Nine is headquartered in Houston, Texas with operating facilities in the Permian, Eagle Ford, Haynesville, SCOOP/STACK, Niobrara, Barnett, Bakken, Marcellus, Utica and Canada.

For more information on the Company, please visit Nine’s website at nineenergyservice.com.

Forward-Looking Statements

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. Forward-looking statements also include statements that refer to or are based on projections, uncertain events or assumptions. The forward-looking statements included herein, such as those regarding the Company’s plan to regain compliance with NYSE listing standards, are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, the Company’s business being cyclical and dependent on the level of capital spending and well completions by the onshore oil and natural gas industry, which is volatile, strongly influenced by current and expected oil and natural gas prices, and may be affected by geopolitical and economic developments in the U.S. and globally, including conflicts, instability, acts of war or terrorism in oil producing countries or regions, particularly Russia, the Middle East, South America and Africa, as well as actions by members of the Organization of the Petroleum Exporting Countries and other oil exporting nations; general economic conditions and inflation, particularly, cost inflation with labor or materials; equipment and supply chain constraints; the Company’s ability to attract and retain key employees, technical personnel and other skilled and qualified workers; the Company’s ability to maintain existing prices or implement price increases on its products and services; pricing pressures, reduced sales or reduced market share as a result of intense competition in the markets for the Company’s dissolvable plug products; conditions inherent in the oilfield services industry, such as equipment defects, liabilities arising from accidents or damage involving the Company’s fleet of trucks or other equipment, explosions and uncontrollable flows of gas or well fluids, and loss of well control; the Company’s ability to implement and commercialize new technologies, services and tools; the Company’s ability to grow its completion tool business domestically and internationally; the adequacy of the Company’s capital resources and liquidity, including the ability to meet its debt obligations; the Company’s ability to manage capital expenditures; the Company’s ability to accurately predict customer demand, including that of its international customers; the loss of, or interruption or delay in operations by, one or more significant customers, including certain of the Company’s customers outside of the United States; the loss of or interruption in operations of one or more key suppliers; the incurrence of significant costs and liabilities resulting from litigation or claims for personal injury or property damage; cybersecurity risks; changes in laws or regulations regarding issues of health, safety and protection of the environment; and other factors described in the “Risk Factors” and “Business” sections of the Company’s most recently filed Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

Nine Energy Service Investor Contact:

Heather Schmidt

Vice President, Strategic Development, Investor Relations and Marketing

(281) 730-5113

investors@nineenergyservice.com